Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No’s. 333-101828, 333-74610, 333-59843, 333-37111, 333-49350, 333-52598) of Zoran Corporation of our report dated January 24, 2003 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California

March 28, 2003